SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 19, 2003
                                                        -----------------



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)


      Maryland                        0-11083                      13-3147497
-----------------------------------------------------------------------------
(State or other                 (Commission file No.)            (IRS Employer
 jurisdiction of                                                    I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York     11021
      --------------------------------------------------------------
     (Address of principal executive offices)             (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------








Item 9.   Regulation FD Disclosure.

         Attached hereto as Exhibit 99.1 is a copy of a Press Release issued by the registrant on November 20, 2003, correcting and restating a press release issued on November 19, 2003, with respect to the redemption of the registrant's $16.50 cumulative convertible preferred stock.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ONE LIBERTY PROPERTIES, INC.



Date:     November 21, 2003          By:  /s/ David W. Kalish
                                     -----------------------------------
                                     David W. Kalish
                                     Senior Vice President

                                  EXHIBIT INDEX

Exhibit 99.1 Press release issued on November 20, 2003, correcting and restating a press release issued on November 19, 2003, with respect to the redemption of the registrant's $16.50 cumulative convertible preferred stock.

                                  Exhibit 99.1


                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

                             ONE LIBERTY PROPERTIES
                  RESTATES RELEASE ISSUED ON NOVEMBER 19, 2003

Great Neck, New York - November 20, 2003 - This release is to correct a release issued on November 19, 2003 by One Liberty Properties, Inc. The release stated that the closing price of the One Liberty Common Stock on November 19, 2003 was $18.90. The closing price of the common stock on November 19, 2003 was $18.95 per share. The release, restated in its entirety with the correct price, follows:

One Liberty Properties, Inc. (ASE: OLP; OLP Pr) today announced that its Board of Directors has authorized the redemption of all of its 648,058 outstanding shares of $16.50 cumulative convertible preferred stock on December 30, 2003. In accordance with the provisions of the Company's Articles of Incorporation, holders of the preferred stock will be entitled to receive the redemption price of $16.50 per share plus accrued dividends at the quarterly rate of $.40 per share of preferred stock after October 1, 2003, the most recent dividend payment date, through the redemption date. From and after December 30, 2003 all preferred stock shall no longer be deemed outstanding and all rights of the holders of preferred stock shall cease and terminate, except the right to receive the amount set forth above upon surrender of certificates representing shares of preferred stock and satisfactory completion of materials to be sent to preferred stockholders on or about November 26, 2003.

The preferred stock is convertible into common stock of the Company at the option of the holder at any time prior to the close of business on December 30, 2003. The conversion rate is 0.825 of a share of common stock for each one share of preferred stock converted. On November 19, 2003, the closing price of the common stock on the American Stock Exchange was $18.95 and the last trade of the preferred stock on the American Stock Exchange was at $18.75 on November 18, 2003.

The Notice of Redemption and related materials will be mailed to preferred stockholders on or about November 26, 2003.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained herein is forward looking. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K for the year ended December 31, 2002.

Contact: Simeon Brinberg
         (516) 466-3100